UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2005

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York  11797

(Address of principal executive offices, including zip code)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

On April 12, 2005, the Compensation Committee of the Board of Directors of Veeco Instruments Inc. (“Veeco”) approved an amendment to Veeco’s 2000 Stock Incentive Plan (the “Plan”) to authorize the grant of an additional 1,500,000 awards thereunder (the “Amendment”).  The effectiveness of the Amendment is subject to the approval of stockholders at Veeco’s Annual Meeting of Stockholders to be held on May 25, 2005.

On May 16, 2005, the Compensation Committee adopted a resolution clarifying that Edward H. Braun, Veeco’s Chairman and Chief Executive Officer, would not be eligible to receive any of the 1,500,000 new awards made available under the Plan as a result of the Amendment.  The action by the Committee would not affect awards previously received under the Plan by Mr. Braun or awards he may receive in the future, other than from the 1,500,000 awards becoming available under the proposed Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

May 16, 2005	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Vice President and General Counsel